Company contacts:
Bob Blair
Investor Relations
949.672.7834
robert.blair@wdc.com

Steve Shattuck
Public Relations
949.672.7817
steve.shattuck@wdc.com

FOR IMMEDIATE RELEASE:

WD REPORTS ARBITRATION DECISION

Company will Challenge the Award

IRVINE, Calif.—Nov. 21, 2011—Western Digital Corp. (NYSE: WDC) today reported that on November 18, 2011, an arbitration award of $525 million was rendered against the company by a sole arbitrator in a pending confidential arbitration action in Minnesota. The amount of the award does not include prejudgment interest, which will be subsequently determined. The award involves claims brought by Seagate Technology LLC against WD and one employee who was formerly employed by Seagate, alleging misappropriation of confidential information and trade secrets.

“We do not believe there is any basis in law or fact for the damage award of the arbitrator,” said John Coyne, president and chief executive officer. “We believe the company acted properly at all times and we will vigorously challenge the award. This does not affect our ability to conduct our operations, to complete the recovery and recommencement of our Thailand operations or, subject to obtaining the required regulatory approvals, to consummate our planned acquisition of Hitachi GST.”

About WD

WD, one of the storage industry’s pioneers and long-time leaders, provides products and services for people and organizations that collect, manage and use digital information. The company designs and produces reliable, high-performance hard drives and solid state drives that keep users’ data accessible and secure from loss. Its advanced technologies are configured into applications for client and enterprise computing, embedded systems and consumer electronics, as well as its own consumer storage and home entertainment products.

WD was founded in 1970. The company’s storage products are marketed to leading OEMs, systems manufacturers, selected resellers and retailers under the Western Digital® and WD® brand names. Visit the Investor section of the company’s website (www.westerndigital.com) to access a variety of financial and investor information.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the statement concerning our ability to finance our operations, the recovery and recommencement of our Thailand operations and, subject to obtaining the required regulatory approvals, the completion of our planned acquisition of Hitachi GST. These forward-looking statements are based on current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including: higher than anticipated recovery costs, unfavorable changes in the results of our operations which adversely impact our ability to comply with financial covenants in our existing and future debt agreements; delays in or failure to obtain any required regulatory approvals with respect to the transaction; failure to consummate or delay in consummating the transaction for other reasons; the possibility that the expected benefits of the transaction may not materialize as expected; failure to successfully integrate the products, R&D capabilities, infrastructure and employees of the company and Hitachi GST; and other risks and uncertainties detailed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s recent Form 10-Q filed with the SEC on October 28, 2011 for the quarter ended September 30, 2011, to which your attention is directed. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

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Western Digital, WD, and the WD logo are registered trademarks of Western Digital Technologies, Inc. All other trademarks mentioned herein belong to their respective owners.